EXHIBIT 2.01
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                            PRITCHETT, SILER & HARDY, P.C.
                             CERTIFIED PUBLIC ACCOUNTANTS
                                  430 EAST 400 SOUTH
                              SALT LAKE CITY, UTAH 84111
                           (801) 328-2727  FAX (801) 328-1123


March 3, 1999



Securities And Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read the statements of Trident Media Group, Inc. pertaining to our firm included under Item 4 of Form 8-K dated March 1, 1999, and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

PRITCHETT, SILER & HARDY, P.C.